                                                                    EXHIBIT 4.10



                 ----------------------------------------------


                        IDEC PHARMACEUTICALS CORPORATION

                          Liquid Yield Option(TM) Notes
                                    due 2019
                           (Zero Coupon-Subordinated)

                          ----------------------------

                                    INDENTURE

                          Dated as of February 16, 1999

                          ----------------------------


                              CHASE MANHATTAN BANK
                    AND TRUST COMPANY, National Association,

                                     TRUSTEE

                 ----------------------------------------------
                   (TM)Trademark of Merrill Lynch & Co., Inc.

                            CROSS REFERENCE TABLE(1)

    TIA                                                                              Indenture
  Section                                                                             Section
  -------                                                                            ---------
310(a)(1)             .....................................................               7.10
    (a)(2)            .....................................................               7.10
    (b)               .....................................................         7.08; 7.10
311(a)                .....................................................               7.11
    (b)               .....................................................               7.11
312(a)                .....................................................               2.05
    (b)               .....................................................              12.03
    (c)               .....................................................              12.03
313(a)                .....................................................               7.06
    (b)(2)            .....................................................               7.06
    (c)               .....................................................              12.02
    (d)               .....................................................               7.06
314(a)                .....................................................  4.02; 4.03; 12.02
    (c)(1)            .....................................................              12.04
    (c)(2)            .....................................................              12.04
    (e)               .....................................................              12.05
315(a)                .....................................................               7.01
    (b)               .....................................................        7.05; 12.02
    (c)               .....................................................               7.01
    (d)               .....................................................               7.01
    (e)               .....................................................               6.11
316(a) (last sentence).....................................................               2.08
    (a)(1)(A)         .....................................................               6.05
    (a)(1)(B)         .....................................................               6.04
    (b)               .....................................................               6.07
317(a)(1)             .....................................................               6.08
    (a)(2)            .....................................................               6.09
    (b)               .....................................................               2.04
318(a)                .....................................................              12.01


--------

(1) Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                              TABLE OF CONTENTS(1)

                                                                                          Page
                                                                                          ----

                     ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions...................................................................1
SECTION 1.02.  Other Definitions.............................................................6
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.............................7
SECTION 1.04.  Rules of Construction.........................................................8

                                   ARTICLE 2 THE SECURITIES

SECTION 2.01.  Form and Dating...............................................................8
SECTION 2.02.  Execution and Authentication.................................................10
SECTION 2.03.  Registrar, Paying Agent and Conversion Agent.................................11
SECTION 2.04.  Paying Agent to Hold Money and Securities in Trust...........................11
SECTION 2.05.  Securityholder Lists.........................................................11
SECTION 2.06.  Transfer and Exchange........................................................12
SECTION 2.07.  Replacement Securities.......................................................13
SECTION 2.08.  Outstanding Securities; Determinations of Holders' Action....................14
SECTION 2.09.  Temporary Securities.........................................................15
SECTION 2.10.  Cancellation.................................................................15
SECTION 2.11.  Persons Deemed Owners........................................................15
SECTION 2.12.  Global Securities............................................................16
SECTION 2.13.  CUSIP Numbers................................................................21

                              ARTICLE 3 REDEMPTION AND PURCHASES

SECTION 3.01.  Right to Redeem; Notices to Trustee..........................................21
SECTION 3.02.  Selection of Securities to Be Redeemed.......................................21
SECTION 3.03.  Notice of Redemption.........................................................22
SECTION 3.04.  Effect of Notice of Redemption...............................................23
SECTION 3.05.  Deposit of Redemption Price..................................................23
SECTION 3.06.  Securities Redeemed in Part..................................................23
SECTION 3.07.  Conversion Arrangement on Call for Redemption................................23
SECTION 3.08.  Purchase of Securities at Option of the Holder...............................24
SECTION 3.09.  Purchase of Securities at Option of the Holder upon Change in Control........30
SECTION 3.10.  Effect of Purchase Notice or Change in Control Purchase Notice...............33
SECTION 3.11.  Deposit of Purchase Price or Change in Control Purchase Price................35
SECTION 3.12.  Securities Purchased in Part.................................................35
SECTION 3.13.  Covenant to Comply with Securities Laws upon Purchase of Securities..........35
SECTION 3.14.  Repayment to the Company.....................................................35


--------

(1) Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                                                                                          Page
                                                                                          ----
                                      ARTICLE 4 COVENANTS

SECTION 4.01.  Payment of Securities........................................................36
SECTION 4.02.  SEC and Other Reports........................................................36
SECTION 4.03.  Compliance Certificate.......................................................37
SECTION 4.04.  Further Instruments and Acts.................................................37
SECTION 4.05.  Maintenance of Office or Agency..............................................37
SECTION 4.06.  Delivery of Certain Information..............................................37

                                ARTICLE 5 SUCCESSOR CORPORATION

SECTION 5.01.  When Company May Merge or Transfer Assets....................................38

                                ARTICLE 6 DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default............................................................39
SECTION 6.02.  Acceleration.................................................................41
SECTION 6.03.  Other Remedies...............................................................41
SECTION 6.04.  Waiver of Past Defaults......................................................42
SECTION 6.05.  Control by Majority..........................................................42
SECTION 6.06.  Limitation on Suits..........................................................42
SECTION 6.07.  Rights of Holders to Receive Payment.........................................43
SECTION 6.08.  Collection Suit by Trustee...................................................43
SECTION 6.09.  Trustee May File Proofs of Claim.............................................43
SECTION 6.10.  Priorities...................................................................44
SECTION 6.11.  Undertaking for Costs........................................................44
SECTION 6.12.  Waiver of Stay, Extension or Usury Laws......................................45

                                       ARTICLE 7 TRUSTEE

SECTION 7.01.  Duties of Trustee............................................................45
SECTION 7.02.  Rights of Trustee............................................................46
SECTION 7.03.  Individual Rights of Trustee.................................................47
SECTION 7.04.  Trustee's Disclaimer.........................................................47
SECTION 7.05.  Notice of Defaults...........................................................47
SECTION 7.06.  Reports by Trustee to Holders................................................48
SECTION 7.07.  Compensation and Indemnity...................................................48
SECTION 7.08.  Replacement of Trustee.......................................................49
SECTION 7.09.  Successor Trustee by Merger..................................................49
SECTION 7.10.  Eligibility; Disqualification................................................50
SECTION 7.11.  Preferential Collection of Claims Against Company............................50

                               ARTICLE 8 DISCHARGE OF INDENTURE

SECTION 8.01.  Discharge of Liability on Securities.........................................50
SECTION 8.02.  Repayment to the Company.....................................................50

                                                                                          Page
                                                                                          ----
                                     ARTICLE 9 AMENDMENTS

SECTION 9.01.  Without Consent of Holders...................................................51
SECTION 9.02.  With Consent of Holders......................................................51
SECTION 9.03.  Compliance with Trust Indenture Act..........................................52
SECTION 9.04.  Revocation and Effect of Consents, Waivers and Actions.......................52
SECTION 9.05.  Notation on or Exchange of Securities........................................52
SECTION 9.06.  Trustee to Sign Supplemental Indentures......................................53
SECTION 9.07.  Effect of Supplemental Indentures............................................53

                            ARTICLE 10 SPECIAL TAX EVENT CONVERSION

SECTION 10.01.  Optional Conversion to Semiannual Coupon Note upon Tax Event................53
SECTION 10.02.  Payment of Interest; Interest Rights Preserved..............................54

                                     ARTICLE 11 CONVERSION

SECTION 11.01.  Conversion Privilege........................................................55
SECTION 11.02.  Conversion Procedure........................................................57
SECTION 11.03.  Fractional Shares...........................................................58
SECTION 11.04.  Taxes on Conversion.........................................................58
SECTION 11.05.  Company to Provide Stock....................................................58
SECTION 11.06.  Adjustment for Change in Capital Stock......................................58
SECTION 11.07.  Adjustment for Rights Issue.................................................59
SECTION 11.08.  Adjustment for Other Distributions..........................................61
SECTION 11.09.  When Adjustment May Be Deferred.............................................63
SECTION 11.10.  When No Adjustment Required.................................................63
SECTION 11.11.  Notice of Adjustment........................................................64
SECTION 11.12.  Voluntary Increase..........................................................64
SECTION 11.13.  Notice of Certain Transactions..............................................64
SECTION 11.14.  Reorganization of Company; Special Distributions............................65
SECTION 11.15.  Company Determination Final.................................................65
SECTION 11.16.  Trustee's Adjustment Disclaimer.............................................66
SECTION 11.17.  Simultaneous Adjustments....................................................66
SECTION 11.18.  Successive Adjustments......................................................66
SECTION 11.19.  Rights Issued in Respect of Common Stock Issued upon Conversion.............66

                                   ARTICLE 12 SUBORDINATION

SECTION 12.01.  Securities Subordinate to Senior Indebtedness...............................66
SECTION 12.02.  Payment over of Proceeds upon Dissolution, Etc..............................67
SECTION 12.03.  Acceleration of Securities..................................................68
SECTION 12.04.  Default on Senior Indebtedness..............................................69
SECTION 12.05.  Payment Permitted If No Default.............................................70
SECTION 12.06.  Subrogation to Rights of Holders of Senior Indebtedness.....................70
SECTION 12.07.  Provisions Solely to Define Relative Rights.................................71
SECTION 12.08.  Trustee to Effectuate Subordination.........................................71

                                                                                          Page
                                                                                          ----
SECTION 12.09.  No Waiver of Subordination Provisions.......................................71
SECTION 12.10.  Notice to Trustee...........................................................72
SECTION 12.11.  Reliance on Judicial Order or Certificate of Liquidating Agent..............72
SECTION 12.12.  Trustee Not Fiduciary for Holders of Senior Indebtedness....................73
SECTION 12.13.  Rights of Trustee as Holder of Senior Indebtedness;
                      Preservation of Trustee's Rights......................................73
SECTION 12.14.  Article 12 Applicable to Paying Agents......................................73

                                   ARTICLE 13 MISCELLANEOUS

SECTION 13.01.  Trust Indenture Act Controls................................................74
SECTION 13.02.  Notices.....................................................................74
SECTION 13.03.  Communication by Holders with Other Holders.................................75
SECTION 13.04.  Certificate and Opinion as to Conditions Precedent..........................75
SECTION 13.05.  Statements Required in Certificate or Opinion...............................75
SECTION 13.06.  Separability Clause.........................................................76
SECTION 13.07.  Rules by Trustee, Paying Agent, Conversion Agent and Registrar..............76
SECTION 13.08.  Legal Holidays..............................................................76
SECTION 13.09.  GOVERNING LAW...............................................................76
SECTION 13.10.  No Recourse Against Others..................................................76
SECTION 13.11.  Successors..................................................................76
SECTION 13.12.  Multiple Originals..........................................................76

EXHIBIT A             FORM OF SECURITY
EXHIBIT B-1           FORM OF TRANSFER CERTIFICATE
EXHIBIT B-2           FORM OF LETTER TO BE DELIVERED BY ACCREDITED INVESTORS

                INDENTURE dated as of February 16, 1999 between IDEC PHARMACEUTICALS CORPORATION, a Delaware corporation (the "Company"), and CHASE MANHATTAN BANK AND TRUST COMPANY, National Association, a national banking association organized under the laws of the United States (the "Trustee").

                Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Liquid Yield Option(TM) Notes due 2019 (Zero Coupon-Subordinated) ("Securities"):


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                SECTION 1.01. Definitions.

                "144A Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

                "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.


----------

(TM)    Trademark of Merrill Lynch & Co., Inc.

                "Business Day" means each day of the year other than a Saturday or a Sunday on which banking institutions are not required or authorized to close in the City of New York or San Francisco.

                "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

                "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-2.

                "Common Stock" shall mean the shares of Common Stock, $0.001 par value, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

                "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President, a Senior Vice President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                "Consolidated Net Assets" means the total amount of assets of the Company and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom all current liabilities of the Company and its Subsidiaries (other than intercompany liabilities and the current portion of long-term debt, capitalized lease obligations and other indebtedness), all as set forth on the latest consolidated balance sheet of the Company at the end of each calendar quarter prepared in accordance with generally accepted accounting principles.

                "Debt" means with respect to the Company at any date, without duplication, obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

                "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1, and to the extent that such Securities are required to bear the Legend required by Section 2.06, such Securities will be in the form of a 144A Global Security.

                "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

                "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

                "Institutional Accredited Investor Security" means a Security in the form of the Security attached hereto as Exhibit A-2, representing Securities sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act).

                "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

                "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

                "Officer" means the Chairman of the Board, the President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

                "Officers' Certificate" means a written certificate containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company by its Chairman of the Board, its President, a Senior Vice President or a Vice President, and by its Treasurer, an Assistant Treasurer, Chief Financial Officer its Secretary or an Assistant Secretary, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by the principal executive, financial or accounting officer of the Company but need not contain the information specified in Sections 13.04 and 13.05.

                "Opinion of Counsel" means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

                "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount at Maturity of the Security as set forth on the face of the Security.

                "person" or "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                "Principal Amount at Maturity" of a Security means the Principal Amount at Maturity as set forth on the face of the Security.

                "Redemption Date" or "redemption date" shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

                "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Securities.

                "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department (or any successor group) including without limitation any vice president, any assistant vice president, any assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

                "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

                "SEC" means the Securities and Exchange Commission.

                "Securities" means any of the Company's Liquid Yield Option Notes due 2019 (Zero Coupon-Subordinated), as amended or supplemented from time to time, issued under this Indenture.

                "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

                "Senior Indebtedness" means the principal, premium (if any) and unpaid interest on all present and future (i) indebtedness of the Company for borrowed money, (ii) obligations of the Company evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of the Company under (a) interest rate swaps, caps, collars, options, and similar arrangements, (b) any foreign exchange contract, currency swap contract, futures contract, currency option contract, or other foreign currency hedge, and (c) credit swaps, caps, floors, collars and similar arrangements, (iv) indebtedness incurred, assumed or guaranteed by the Company in connection with the acquisition by it or a subsidiary of the Company of any business, properties or assets (except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles), (v) all obligations and liabilities (contingent or otherwise) in respect of leases of the Company required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of the Company and all obligations and liabilities (contingent or otherwise) under any lease or related document

(including a purchase agreement) in connection with the lease or real property which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property, (vi) reimbursement obligations of the Company in respect of letters of credit relating to indebtedness or other obligations of the Company that qualify as indebtedness or obligations of the kind referred to in clauses (i) through (v) above, and (vii) obligations of the Company under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above, in each case unless in the instrument creating or evidencing the indebtedness or obligation or pursuant to which the same is outstanding it is provided (i) that such indebtedness or obligation is not senior in right of payment to the Securities or (ii) that such indebtedness or obligation is subordinated to any other indebtedness or obligation of the Company, unless such indebtedness or obligation expressly provides that such indebtedness or obligations be senior in right of payment to the Securities.

                "Special Record Date" means for the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 10.02(b).

                "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security is due and payable.

                "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

                "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after February 9, 1999, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after February 9, 1999, there is more than an insubstantial risk that interest (including Original Issue Discount) payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

                "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

                "trading day" means a day during which trading in securities generally occurs on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

                "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                        SECTION 1.02. Other Definitions.

                                                                 Defined in
                      Term                                         Section
                      ----                                       ----------
"Agent Members"...........................................          2.12(e)
"Associate"...............................................          3.09(a)
"Average Quoted Price"....................................         11.01
"Bankruptcy Law"..........................................          6.01
"beneficial owner"........................................          3.09(a)
"cash"....................................................          3.08(b)
"Change in Control".......................................          3.09(a)
"Change in Control Purchase Date".........................          3.09(a)
"Change in Control Purchase Notice".......................          3.09(c)
"Change in Control Purchase Price"........................          3.09(a)
"Company Notice"..........................................          3.08(e)
"Company Notice Date".....................................          3.08(c)
"Conversion Agent"........................................          2.03
"Conversion Date".........................................         11.02

                                                                 Defined in
                      Term                                         Section
                      ----                                       ----------
"Conversion Rate".........................................         11.01
"Custodian"...............................................          6.01
"Defaulted Interest"......................................         10.02(b)
"Depositary"..............................................          2.01(a)
"DTC".....................................................          2.01(a)
"Event of Default"........................................          6.01
"Exchange Act"............................................          3.08(d)
"Ex-Dividend Time"........................................         11.01
"Extraordinary Cash Dividend".............................         11.08
"Institutional Accredited Investors"......................          2.01(b)
"Interest Payment Date"...................................         10.01
"Legal Holiday"...........................................         13.08
"Legend"..................................................          2.06(f)
"Market Price"............................................          3.08(d)
"Notice of Default".......................................          6.01
"Option Exercise Date"....................................         10.01
"Paying Agent"............................................          2.03
"Purchase Date"...........................................          3.08(a)
"Purchase Notice".........................................          3.08(a)
"Purchase Price"..........................................          3.08(a)
"QIBs"....................................................          2.01(a)
"Quoted Price"............................................         11.01
"Registrar"...............................................          2.03
"Regular Record Date".....................................         10.01
"Restated Principal Amount"...............................         10.01
"Rights"..................................................         11.19
"Rights Agreements".......................................         11.19
"Rule 144A Information"...................................          4.06
"Sale Price"..............................................          3.08(d)
"Securities Act"..........................................          3.08(d)
"Tax Event Date"..........................................         10.01
"Time of Determination"...................................         11.01

                SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                "Commission" means the SEC.

                "indenture securities" means the Securities.

                "indenture security holder" means a Securityholder.

                "indenture to be qualified" means this Indenture.

                "indenture trustee" or "institutional trustee" means the Trustee.

                "obligor" on the indenture securities means the Company.

                All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                (1) a term has the meaning assigned to it;

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                (3) "or" is not exclusive;

                (4) "including" means including, without limitation; and

                (5) words in the singular include the plural, and words in the plural include the singular.


                                    ARTICLE 2

                                 THE SECURITIES

                SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

                (a) 144A Global Securities. Securities offered and sold within the United States to qualified institutional investors as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued, initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its corporate trust offices, as custodian for the Depositary and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

                (b) Institutional Accredited Investor Securities. Except as provided in this Section 2.01, 2.06 or 2.12, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities. Securities offered and sold within the United States to institutional accredited investors as defined in Rule 501(a)(1), (2) (3) and (7) under the Securities Act ("Institutional Accredited Investors") shall be issued, initially in the form of an Institutional Accredited Investor Security, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                (c) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

                (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Securities deposited with or on behalf of the Depositary.

                The Company shall execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

                "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED

REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

                (e) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

                SECTION 2.02. Execution and Authentication. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President, one of its Senior Vice Presidents or one of its Vice Presidents, and attested by its Secretary, one of its Assistant Secretaries, one of its Senior Vice Presidents or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

                Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

                No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

                The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount at Maturity of up to $345,000,000 upon a Company Order without any further action by the Company. The aggregate Principal Amount at Maturity of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in
Section 2.07.

                The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount at Maturity and any integral multiple thereof.

                SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

                The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

                The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

                SECTION 2.04. Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

                SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of

Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 1 and November 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                SECTION 2.06. Transfer and Exchange. Subject to Section 2.12 hereof, (a) upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

                At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

                (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

                (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

                (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

                (f) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibits A-1 and A-2 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless (i) there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or
(ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

                SECTION 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

                In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to

Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

                Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                SECTION 2.08. Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount at Maturity of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

                If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

                If a Security is converted in accordance with Article 11, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and Original Issue Discount and interest, if any, shall cease to accrue on such Security.

                SECTION 2.09. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount at Maturity of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                SECTION 2.10. Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article
11. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of destruction to the Company.

                SECTION 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the

Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                SECTION 2.12. Global Securities.

                (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i), (B) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(iii) and (iv) below.

                (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause
        (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

                (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                        (a) so long as the Securities are Restricted Securities,
                certification, in the form set forth in Exhibit B-1, and, if requested by the Company or the Registrar, certification in the form set forth in Exhibit B-2, that such beneficial interest in the Global Security is being transferred to an Institutional Accredited Investor in accordance with Sections 501(a)(1), (2),
                (3) or (7) of the Securities Act; and

                        (b) written instructions to the Trustee to make, or
                direct the Registrar to make, an adjustment on its books and records with respect to such Global

                Security to reflect a decrease in the aggregate Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Securities represented by the Global Security to be decreased by the aggregate Principal Amount at Maturity of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so issued.

                (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

                        (x) to register the transfer of such Certificated
                Securities; or

                        (y) to exchange such Certificated Securities for an
                equal Principal Amount at Maturity of Certificated Securities of other authorized denominations,

        the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

                        (a) shall be duly endorsed or accompanied by a written
                instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                        (b) so long as such Securities are Restricted
                Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                                (A) if such Certificated Securities are being
                        delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                                (B) if such Certificated Securities are being
                        transferred to the Company, a certification to that effect; or

                                (C) if such Certificated Securities are being
                        transferred pursuant to an exemption from registration in accordance with Rule 144, (i) a certification to that effect (in the form set forth in Exhibit B-1) and (ii) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

                (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

        Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                        (a) so long as the Securities are Restricted Securities,
                certification, in the form set forth in Exhibit B-1, that such Certificated Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A; and

                        (b) written instructions directing the Trustee to make,
                or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Securities represented by the Global Security to be increased by the aggregate Principal Amount at Maturity of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate Principal Amount at Maturity.

                (b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B-1, dated the date of such surrender and signed by the Holder of such

Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

                (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate Principal Amount at Maturity, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

                (d) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

                (e) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

                (1) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(a)(ii), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered. by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

                (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                (5) Neither any members of, or participants in, the Depositary ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

                SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                    ARTICLE 3

                            REDEMPTION AND PURCHASES

                SECTION 3.01. Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Securities to be redeemed and the Redemption Price.

                The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order, in the case of any redemption of less than all of the Securities, at least 45 days before the Redemption Date and, in the case of any redemption of all of the Securities, on or prior to the date of notice of redemption (in each case, unless a shorter notice shall be satisfactory to the Trustee).

                SECTION 3.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount at Maturity of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

                SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

                The notice shall identify the Securities to be redeemed and shall state:

                (1) the Redemption Date;

                (2) the Redemption Price;

                (3) the Conversion Rate;

                (4) the name and address of the Paying Agent and Conversion
        Agent;

                (5) that Securities called for redemption may be converted at any time before the close of business on the Redemption Date;

                (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

                (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                (8) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts at Maturity of the particular Securities to be redeemed;

                (9) that, unless the Company defaults in making payment of such Redemption Price, Original Issue Discount on Securities called for redemption, and interest, if any, will cease to accrue on and after the Redemption Date; and

                (10) the CUSIP number of the Securities.

                At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to such notice of redemption.

                SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

                SECTION 3.05. Deposit of Redemption Price. Prior to or on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon (subject to the provisions of Section 7.01(f)) not required for that purpose because of conversion of Securities pursuant to Article 11. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

                SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

                SECTION 3.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the

Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                SECTION 3.08. Purchase of Securities at Option of the Holder.

                (a) General. Securities shall be purchased by the Company pursuant to paragraph 6 of the Securities as of February 16, 2004, February 16, 2009 and February 16, 2014 (each, a "Purchase Date"), at the purchase price specified therein (each, a "Purchase Price"), at the option of the Holder thereof, upon:

                (1) delivery to the Paying Agent, by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date stating:

                        (A) the certificate number of the Security which the
                Holder will deliver to be purchased by the Company,

                        (B) the portion of the Principal Amount at Maturity of
                the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof,

                        (C) that such Security shall be purchased as of the
                Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture, and

                        (D) in the event the Company elects, pursuant to Section
                3.08(b), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price (or portion thereof) in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 3.08(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

                (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

                If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.10, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.08(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause
(D).

                The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder to the Trustee or the Paying Agent in accordance with Sections 3.11 after the time of delivery of the Security.

                Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

                The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                (b) Company's Right to Elect Manner of Payment of Purchase Price. The Securities to be purchased pursuant to Section 3.08(a) may be paid for, at the election of the Company, in U.S. legal tender ("cash") or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.08(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(e), whether the Company will purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.08 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.08(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to this Section 3.08(b) or pursuant to Section 3.08(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

                At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                (i) the manner of payment selected by the Company,

                (ii) the information required by Section 3.08(e),

                (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.08(d) have been or will be complied with, and

                (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.08(e).

                (c) Purchase with Cash. On each Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities. If the Company elects to purchase Securities with cash, the Company Notice, as provided in Section 3.08(e), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

                (d) Payment by Issuance of Common Stock. On each Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase

Price of such Securities in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

                The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

                If the Company elects to purchase the Securities by the issuance of shares of Common Stock, the Company Notice, as provided in Section 3.08(e), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

                The Company's right to exercise its election to purchase the Securities pursuant to Section 3.08 through the issuance of shares of Common Stock shall be conditioned upon:

                (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

                (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                (iv) the receipt by the Trustee, at least five Business Days prior to the Purchase Date, of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (i), (ii) and (iii) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above has been satisfied.

        Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities and the Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending on the applicable Purchase Date. The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.08 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

                The "Market Price" means the average of the Sale Prices of the Common Stock for the five trading day period ending on (if the third Business Day prior to the applicable Purchase Date is a trading day, or if not, then on the last trading day prior to) the third Business Day prior to the applicable Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date, of any event described in
Section 11.06, 11.07 or 11.08; subject, however, to the conditions set forth in Sections 11.09 and 11.10.

                The "Sale Price" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

                (e) Notice of Election. The Company's notice of election to purchase with cash or Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 13.02 at the time specified in Section 3.08(c) or
(d), as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

                In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                (2) set forth the method of calculating the Market Price of the Common Stock; and

                (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

                In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

                (i) the Purchase Price and the Conversion Rate;

                (ii) the name and address of the Paying Agent and the Conversion Agent;

                (iii) that Securities as to which a Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                (iv) that Securities must be surrendered to the Paying Agent to collect payment;

                (v) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as of described in (iv);

                (vi) the procedures the Holder must follow to exercise rights under Section 3.08 and a brief description of those rights;

                (vii) briefly, the conversion rights of the Securities; and

                (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.08(a)(1)(D) or Section 3.10).

                At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

                Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities, the Company will publish such determination in a daily newspaper of national circulation.

                (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                The Company shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

                (g) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 3.08(c) or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this
Section 3.08. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Purchase Date. Subject to Section 3.08(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

                (h) Taxes. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                SECTION 3.09. Purchase of Securities at Option of the Holder upon Change in Control. (a) If on or prior to February 16, 2004 there shall have occurred a Change in Control, Securities shall be purchased by the Company, at the option of the Holder thereof, at the purchase price specified in paragraph 6 of the Securities (the "Change in Control Purchase Price"), as of the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c).

                A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

                (i) There shall be consummated any consolidation or merger of the Company pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after such consolidation or merger; or

                (ii) There is a report filed on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this Section 3.09 only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Stock then outstanding; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

        Notwithstanding the foregoing provisions of this Section 3.09, a Change in Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

                "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                (b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

                (1) briefly, the events causing a Change in Control and the date of such Change in Control;

                (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.09 must be given;

                (3) the Change in Control Purchase Date;

                (4) the Change in Control Purchase Price;

                (5) the name and address of the Paying Agent and the Conversion Agent;

                (6) the Conversion Rate and any adjustments thereto;

                (7) that Securities as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                (8) that Securities must be surrendered to the Paying Agent to collect payment;

                (9) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (8);

                (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.09;

                (11) briefly, the conversion rights of the Securities; and

                (12) the procedures for withdrawing a Change in Control Purchase Notice.

                (c) A Holder may exercise its rights specified in Section 3.09(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date, stating:

                (1) the certificate number of the Security which the Holder will deliver to be purchased;

                (2) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                (3) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Securities.

                The delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

                The Company shall purchase from the Holder thereof, pursuant to this Section 3.09, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder to the Trustee or the Paying Agent in accordance with Section 3.11 after the time of delivery of the Security to the Paying Agent in accordance with this Section 3.09.

                Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

                The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                SECTION 3.10. Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and
(y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a) or Section 3.09(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

                A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

                (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

                (2) the Principal Amount at Maturity of the Security with respect to which such notice of withdrawal is being submitted, and

                (3) the Principal Amount at Maturity, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

                A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of
Section 3.08(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                There shall be no purchase of any Securities pursuant to Section
3.08 (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) or 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase

Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                SECTION 3.11. Deposit of Purchase Price or Change in Control Purchase Price. Prior to 1:00 p.m. (local time in The City of New York) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

                SECTION 3.12. Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

                SECTION 3.13. Covenant to Comply with Securities Laws upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

                SECTION 3.14. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 13 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).


                                    ARTICLE 4

                                    COVENANTS

                SECTION 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal Amount at Maturity, Restated Principal Amount, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price and interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

                The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

                SECTION 4.02. SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company in required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a).

                SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 1999) an Officers' Certificate stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                SECTION 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                SECTION 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of Chase Manhattan Bank and Trust Company, National Association, located at 55 Water Street, Room 234, North Building, New York, New York (Attention: Corporate Trust Administration - IDEC Pharmaceuticals Corporation, Liquid Yield Option Notes due 2019 (Zero Coupon-Subordinated)), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

                The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

                SECTION 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder or any beneficial holder of Securities or shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.


                                    ARTICLE 5

                              SUCCESSOR CORPORATION

                SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

                (a) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

                (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

               The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 11.14, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

                SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                (1) after exercise of its option pursuant to Section 10.01 hereof following a Tax Event, the Company defaults in the payment of interest upon any Security when such interest becomes due and payable, and such default continues for a period of 30 days;

                (2) the Company defaults in the payment of the Principal Amount at Maturity (or, if the Securities have been converted to semiannual coupon notes following a Tax Event pursuant to Article 10, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

                (3) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (1) and (2) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

                (4) the Company defaults (after expiration of any applicable grace periods) under any bond, debenture, note or other evidence of indebtedness for money borrowed of the Company having an aggregate outstanding principal amount of in excess of the greater of (a) $10 million or (b) 5% of Consolidated Net Assets, which default shall have resulted in such bond, debenture, note or indebtedness being accelerated, without such bond, debenture, note or indebtedness being discharged or such acceleration having been cured, waived, rescinded or annulled within 15 days after receipt by the Company of a Notice of Default; provided, however, that if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

                (5) the Company pursuant to or under or within the meaning of any Bankruptcy Law:

                        (A) commences a voluntary case or proceeding;

                        (B) consents to the entry of an order for relief against
                it in an involuntary case or proceeding or the commencement of any case against it;

                        (C) consents to the appointment of a Custodian of it or
                for an substantial part of its property;

                        (D) makes a general assignment for the benefit of its
                creditors;

                        (E) files a petition in bankruptcy or answer or consent
                seeking reorganization or relief; or

                        (F) consents to the filing of such petition or the
                appointment of or taking possession by a Custodian;

                (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (A) is for relief against the Company in an involuntary
                case or proceeding, or adjudicates the Company insolvent or bankrupt;

                        (B) appoints a Custodian of the Company or for any
                substantial part of its property; or

                        (C) orders the winding up or liquidation of the Company;

        and the order or decree remains unstayed and in effect for 60 days; or

                (7) the Company fails to deliver shares of Common Stock or cash in lieu thereof (together with cash in lieu of fractional shares) when such Common Stock or cash (or cash in lieu of fractional shares) is required to be delivered following conversion of a Security and continuance of such Default for 10 days.

                "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

               "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                A Default under clause (3) or clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) or clause (4) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (3) or clause (4) above, its status and what action the Company is taking or proposes to take with respect thereto.

                SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price plus accrued Original Issue Discount (or, if the Securities have been converted to semiannual coupon notes following a Tax Event pursuant to Article 10, the Restated Principal Amount plus accrued and unpaid interest, if any) through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price plus accrued Original Issue Discount (or, if the Securities have been converted to semiannual coupon notes following a Tax Event pursuant to Article 10, the Restated Principal Amount plus accrued and unpaid interest, if any) shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) occurs and is continuing, the Issue Price plus accrued Original Issue Discount (or, if the Securities have been converted to semiannual coupon notes following a Tax Event pursuant to
Article 10, the Restated Principal Amount plus accrued and unpaid interest, if any) on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus accrued Original Issue Discount that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price plus accrued Original Issue Discount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (3) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 11. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)l(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                SECTION 6.05. Control by Majority. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)l(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                (2) the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

                (3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                (5) the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

                SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount at Maturity (or if the Securities have been converted to semiannual coupon notes following a Tax Event pursuant to
Article 10, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

                SECTION 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

                SECTION 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                (a) to file and prove a claim for the whole amount of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, or interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee

        (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

                (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                FIRST: to the Trustee for amounts due under Section 7.07;

                SECOND: to holders of Senior Indebtedness to the extent required by Article 12;

                THIRD: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

                FOURTH: the balance, if any, to the Company.

                The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

                SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount at Maturity of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                SECTION 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                                     TRUSTEE

                SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                (b) Except during the continuance of an Event of Default:

                (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                (1) this paragraph (c) does not limit the effect of paragraph
        (b) of this Section 7.01;

                (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

                (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

                (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

                (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

                SECTION 7.02. Rights of Trustee. Subject to its duties and responsibilities under the TIA,

                (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                (d) Subject to the provisions of Section 7.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                (e) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

                (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

                SECTION 7.05. Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.01(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.05 shall be in lieu of the proviso to
Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

                SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 1 beginning with the May 1 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 1 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

                SECTION 7.07. Compensation and Indemnity. The Company agrees:

                (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

                (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                (c) to indemnify the Trustee for, and to hold it harmless against, any loss, damage, claim, liability, cost or expense (including attorney's fees) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, on particular Securities.

                The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a

Default specified in Section 6.01(5) or (6), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

                SECTION 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

                (1) the Trustee fails to comply with Section 7.10;

                (2) the Trustee is adjudged bankrupt or insolvent;

                (3) a receiver or public officer takes charge of the Trustee or its property; or

                (4) the Trustee otherwise becomes incapable of acting.

                If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

                If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

                SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

                SECTION 8.01. Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash or, if expressly permitted by the terms of the Securities, Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

                SECTION 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years after deposit of such money or securities with the Trustee or the Paying Agent, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                    ARTICLE 9

                                   AMENDMENTS

                SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

                (1) to cure any ambiguity, omission, defect or inconsistency;

                (2) to comply with Article 5 or Section 11.14;

                (3) to provide for uncertificated Securities in addition to certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

                (4) to make any change that does not adversely affect the rights of any Securityholder;

                (5) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; or

                (6) to add to the covenants or obligations of the Company under this Indenture or surrender any right, power or option conferred by this Indenture on the Company.

                SECTION 9.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

                (1) make any change to the Principal Amount at Maturity of Securities whose Holders must consent to an amendment;

                (2) make any change in the manner or rate of accrual in connection with Original Issue Discount, reduce the rate of interest referred to in paragraph 1 of the Securities, reduce the rate of interest referred to in Section 10.01 upon the occurrence of a Tax Event, or extend the time for payment of Original Issue Discount or interest, if any, on any Security;

                (3) reduce the Principal Amount at Maturity, Restated Principal Amount or the Issue Price of or extend the Stated Maturity of any Security;

                (4) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security;

                (5) make any Security payable in money or securities other than that stated in the Security;

                (6) make any change in Section 6.04, Section 6.07 or this
        Section 9.02, except to increase any percentage set forth therein;

                (7) make any change that adversely affects the right to convert any Security;

                (8) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture; or

                (9) make any change to Article 12 that adversely affects the rights of the Holders.

                It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

                SECTION 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

                SECTION 9.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

                SECTION 9.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

                SECTION 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this
Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                SECTION 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


                                   ARTICLE 10

                          SPECIAL TAX EVENT CONVERSION

                SECTION 10.01. Optional Conversion to Semiannual Coupon Note upon Tax Event. From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 5.5% per annum on a restated principal amount per $1,000 original Principal Amount at Maturity (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on February 16 and August 16 of each year (each an "Interest Payment Date") to holders of record at the close of business on February 1 or August 1 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall mail a written notice of such Tax Event by first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall mail a written notice of the Option Exercise Date by first-class mail to the Trustee and Holders of the Securities. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount at Maturity of a Security, the Restated Principal Amount thereof and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any Security. Securities authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Securities to semiannual coupon notes.

                SECTION 10.02. Payment of Interest; Interest Rights Preserved.
(a) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a permanent Global Security, interest payable on any Interest Payment Date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

                (b) Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following on any Interest Payment Date (herein called "Defaulted Interest," which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, as its election in each case, as provided in clause (1) or (2) below:

                (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                Subject to the foregoing provisions of this Section and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


                                   ARTICLE 11

                                   CONVERSION

                SECTION 11.01. Conversion Privilege. A Holder of a Security may convert such Security into Common Stock at any time during the period stated in paragraph 8 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in paragraph 8 in the Securities, subject to adjustment as herein set forth.

                A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

                "Quoted Price" means, for any given day, the last reported per share sale price (or, if no sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day of the Common Stock on the New York Stock Exchange Composite Tape or, in the event shares of Common Stock are not listed on the New York Stock Exchange, in the composite transactions for such other national or regional securities exchange upon which the Common Stock is listed, or, if the shares of Common Stock are not listed on a national or regional securities exchange, as quoted on the National Association of Securities Dealers Automated Quotation System or by the National

Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Quoted Price on the basis of such quotations as it considers appropriate.

                "Average Quoted Price" means the average of the Quoted Prices of the Common Stock for the shorter of

                (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated, or

                (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Quoted Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days), or

                (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 11.06(4), 11.07 or 11.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days).

                In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 11.06(l), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Quoted Price" pursuant to the definition in the preceding sentence, "Average Quoted Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Quoted Price of the Common Stock during such period.

                "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 11.07 or 11.08 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

                SECTION 11.02. Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 11.03. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion an the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

                No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 11. On conversion of a Security, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 10.01) attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 10.01, the later of (x) the date of such exercise and (y) the date on which interest was last paid) of the Security through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 10.01) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any much cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

                If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

                If the last day an which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

                Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Security surrendered.

                SECTION 11.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Quoted Price, on the last trading day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

                SECTION 11.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

                SECTION 11.05. Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article 11, and from time to time an may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

                All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

                SECTION 11.06. Adjustment for Change in Capital Stock. If, after the Issue Date of the Securities, the Company:

                (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

                (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

                The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 11 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 11.

                SECTION 11.07. Adjustment for Rights Issue. If after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Quoted Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                      R'     =      R x              (O + N)
                                                  --------------
                                                  (O + (N x P)/M)

        where:

R'      =       the adjusted Conversion Rate.

R       =       the current Conversion Rate.

O       =       the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 11.07 is being applied.

N       =       the number of additional shares of Common Stock offered pursuant to the distribution.

P       =       the offering price per share of the additional shares.

M       =       the Average Quoted Price, minus, in the case of (i) a
                distribution to which Section 11.06(4) applies or (ii) a distribution to which Section 11.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 11.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this
                Section 11.07 applies, the fair market value (on the record date for the distribution to which this Section 11.07 applies) of the

                (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 11.06(4) distribution and

                (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such
                Section 11.08 distribution.

        The Board of Directors shall determine fair market values for the purposes of this Section 11.07.

                The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 11.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

                No adjustment shall be made under this Section 11.07 if the application of the formula stated above in this Section 11.07 would result in a value of R' that is equal to or less than the value of R.

                SECTION 11.08. Adjustment for Other Distributions. If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 11.06 and distributions of rights, warrants or options referred to in Section 11.07 and
(y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 11.08, in accordance with the formula:

                             R'     =       R   x      M
                                                     -----
                                                      M-F


        where:

        R'      =       the adjusted Conversion Rate.

        R       =       the current Conversion Rate.

        M       =       the Average Quoted Price, minus, in the case of a
                        distribution to which Section 11.06(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section
                        11.08 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.08 applies, the fair market value (on the record date for the distribution to which this Section 11.08 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 11.06(4) distribution.

        F       =       the fair market value (on the record date for the
                        distribution to which this Section 11.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 11.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

                The Board of Directors shall determine fair market values for the purposes of this Section 11.08.

                The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 11.08 applies.

                For purposes of this Section 11.08, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in item (i) or (ii) below:

                (i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the 85 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 12.5% of the average of the Quoted Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 85 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 85 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.08, the value of "F" shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 11.08.

                (ii) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 25% of the average of the Quoted Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 365 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.08, the value of "F" shall be equal to (y) the aggregate amount of much cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (z) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this
        Section 11.08.

                In making the determinations required by items (i) and (ii) above, the amount of cash dividends paid on a per share basis and the average of the Quoted Prices, in each case during the period specified in item (i) or (ii) above, as applicable, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 11.06.

                In the event that, with respect to any distribution to which this Section 11.08 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M," then the adjustment provided by this Section 11.08 shall not be made and in lieu thereof the provisions of Section 11.14 shall apply to such distribution.

                SECTION 11.09. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

                SECTION 11.10. When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 11.06, 11.07, 11.08 or 11.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

                No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                No adjustment need be made for a change in the par value or no par value of the Common Stock.

                To the extent the Securities become convertible pursuant to this
Article 11 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                Notwithstanding anything else to the contrary in this Article 11, no adjustment need be made in connection with the conversion of the convertible preferred stock of the Company outstanding on February 9, 1999 into shares of Common Stock.

                SECTION 11.11. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                SECTION 11.12. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

                A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 11.06,
11.07 or 11.08.

                SECTION 11.13. Notice of Certain Transactions. If:

                (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 11.06, 11.07 or
        11.08 (unless no adjustment is to occur pursuant to Section 11.10); or

                (2) the Company takes any action that would require a supplemental indenture pursuant to Section 11.14; or

                (3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

                SECTION 11.14. Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

                The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 11. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

                If this Section applies, neither Section 11.06 nor 11.07 applies.

                If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 11.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 11.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

                SECTION 11.15. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 11.03, 11.06, 11.07, 11.08, 11.09, 11.10, 11.14 or 11.17 is conclusive.

                SECTION 11.16. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this
Article 11. Each Conversion Agent shall have the same protection under this
Section 11.16 as the Trustee.

                SECTION 11.17. Simultaneous Adjustments. In the event that this
Article 11 requires adjustments to the Conversion Rate under more than one of Sections 11.06(4), 11.07 or 11.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.06, second, the provisions of Section 11.08 and, third, the provisions of Section 11.07.

                SECTION 11.18. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.

                SECTION 11.19. Rights Issued in Respect of Common Stock Issued upon Conversion. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 11 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Notwithstanding anything else to the contrary in this Article 11, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.


                                   ARTICLE 12

                                  SUBORDINATION

                SECTION 12.01. Securities Subordinate to Senior Indebtedness. The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 12, the indebtedness represented by the Securities and the payment of the Principal Amount at Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, cash in respect of Purchase Price, cash in respect of a conversion, Change in Control Purchase Price and interest, if any, in respect of each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as the case may be.

                SECTION 12.02. Payment over of Proceeds upon Dissolution, Etc. Upon any distribution of assets of the Company in the event of:

                (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its respective creditors, as such, or to its respective assets, or

                (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

                (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, or

                (d) any other event that would constitute an Event of Default specified in Section 6.01(5) or 6.01(6),

then, and in any such event, the holders of Senior Indebtedness shall be entitled to receive

                (1) payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness in cash or cash equivalents, or provision shall be made for such payment, before the Holders of the Securities are entitled to receive any payment on account of the Principal Amount at Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, cash in respect of the Purchase Price, cash in respect of a conversion, Change of Control Purchase Price or interest, if any, in respect of the Securities, and

                (2) any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities.

                In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Indebtedness is paid in full in cash or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then, in such event, such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, Custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or as payment thereof is otherwise provided for (as such phrase is defined below), after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                For purposes of this Article 12 only, the words "cash, property or securities" shall not be deemed to include shares of Capital Stock of the Company, as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan or reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article 12 with respect to the Securities, to the payment of all Senior Indebtedness which may at the time be outstanding; provided, however, that (i) Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

                The consolidation of the Company with, or the merger of the Company into, another person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in
Article 5 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer such properties and assets of the Company, as the case may be, substantially as an entirety, as the case may be, shall as part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 5.

                SECTION 12.03. Acceleration of Securities. In the event that any Securities are declared due and payable before their Stated Maturity pursuant to
Section 6.02, then and in such event the Company shall promptly notify holders of Senior Indebtedness of such acceleration. The Company may not pay the Securities until the earlier of (i) 120 or more days have passed after such acceleration occurs or (ii) the payment in full of all Senior Indebtedness or as payment thereof is otherwise provided for (as such phrase is defined below), and may thereafter pay the Securities if this Indenture permits the payment at that time.

                In the event that, notwithstanding the foregoing, (a) the Company shall make any payment to the Trustee or the Holder of any Securities prohibited by the foregoing provisions of this Section 12.03, and (b) with respect to any payment made before 120 or more days have passed after such acceleration occurs if such facts shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of Senior Indebtedness.

                The provisions of this Section 12.03 shall not apply to any payment with respect to which Section 12.02 would be applicable.

                SECTION 12.04. Default on Senior Indebtedness. The Company may not make any payment of the Principal Amount at Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Change of Control Purchase Price or interest, if any, in respect of the Securities and may not pay cash with respect to the Purchase Price (or portion thereof) or cash in respect of a conversion of any Security or otherwise acquire any Securities for cash or property if:

                (1) any payment default on any Senior Indebtedness has occurred and is continuing beyond any applicable grace period with respect thereto; or

                (2) a default (other than a default referred to in the preceding clause (1)) on any Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate the maturity thereof and the default is the subject of judicial proceedings or the Company receives a notice of default thereof from any person who may give such notice pursuant to the instrument evidencing or document governing such Senior Indebtedness.

If the Company receives any such notice, then a similar notice received within nine months thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for purposes of this Section 12.04.

                The Company may resume payment on the Securities and may acquire Securities if and when:

                (a) the default referred to above is cured or waived as provided or permitted in accordance with the terms of the applicable Senior Indebtedness; or

                (b) in the case of a default referred to in clause (2) of the preceding paragraph, 179 or more days pass after the receipt by the Company of the notice described in clause (2) above; and

this Indenture otherwise permits the payment or acquisition at that time; provided, however, that with respect to payments made after the 179-day period referred to in clause (b) of this Section 12.04, the Trustee or the Holder of any Securities shall pay over and deliver forthwith to the

Company for the benefit of the holders of Senior Indebtedness any amounts received by the Trustee or any such Holder to the extent necessary to pay all holders of Senior Indebtedness in full in cash or otherwise provide for such payment thereof (as such phrase is defined above).

                In the event that, notwithstanding the foregoing, (a) the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and (b) with respect to any payment made after the expiration of the 179-day period if such fact shall then have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall (to the extent permitted by law) be paid over and delivered forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of the Senior Indebtedness.

                The provisions of this Section shall not apply to any payment with respect to which Section 12.02 would be applicable.

                SECTION 12.05. Payment Permitted If No Default. Nothing contained in this Article 12 or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 12.02 or under the conditions described in Section 12.03 or 12.04, from making payments at any time of Principal Amount at Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change of Control Purchase Price or interest, if any, as the case may be, in respect of the Securities if the Trustee did not, at the time of such application, have actual knowledge that such payment would have been prohibited by the provisions of this Article 12 or (b) the application by the Trustee of any money deposited with it hereunder to payment of or on account of the Principal Amount at Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, in respect of the Securities or the retention of such payment by the Holders of the Securities, if, at the time of such application by the Trustee, the Trustee did not have actual knowledge that such payment would have been prohibited by the provisions of this Article 12.

                SECTION 12.06. Subrogation to Rights of Holders of Senior Indebtedness. Subject to payment in full of all Senior Indebtedness to the extent and in the manner set forth in this Article 12, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 12 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property and securities applicable to the Senior Indebtedness until the Principal Amount at Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change of Control

Purchase Price or interest, if any, as the case may be, in respect of the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 12, and no payments over pursuant to the provisions of this Article 12 to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, the creditors of the Company, other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

                SECTION 12.07. Provisions Solely to Define Relative Rights. The provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article 12 or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, the creditors of the Company other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the Principal Amount at Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change of Control Purchase Price or interest, if any, as the case may be, in respect of the Securities as and when the same shall become due and payable in accordance with the terms of the Securities and this Indenture; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

                SECTION 12.08. Trustee to Effectuate Subordination. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 12 and appoints the Trustee his attorney-in-fact for any and all such purposes.

                SECTION 12.09. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, increase or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                SECTION 12.10. Notice to Trustee. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company, or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist.

                The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 12, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                SECTION 12.11. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee and the Holders of the Securities shall be entitled to rely upon any final, nonappealable order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

                SECTION 12.12. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise. The Trustee shall not be charged with knowledge of the existence of Senior Indebtedness or of any facts that would prohibit any payment hereunder or that would permit the resumption of any such payment unless a Responsible Officer of the Trustee shall have received notice to that effect at the address of the Trustee set forth in Section 13.02. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this
Article 12 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                SECTION 12.13. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                SECTION 12.14. Article 12 Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this
Article 12 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article 12 in addition to or in place of the Trustee; provided, however, that Sections 12.10 and 12.12 shall not apply to the Company or an Affiliate of the Company if the Company or any such Affiliate acts as Paying Agent.

                                   ARTICLE 13

                                  MISCELLANEOUS

                SECTION 13.01. Trust Indenture Act Controls. If any provision of this indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                SECTION 13.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

        if to the Company:

               IDEC Pharmaceuticals Corporation
               11011 Torreyana Road
               San Diego, California  92121

               Telephone No. (619) 550-8500
               Facsimile No. (619) 458-8887

               Attention:  [Chief Financial Officer]

        if to the Trustee:

               Chase Manhattan Bank and Trust Company, National Association 101 California Street
               Suite 2725
               San Francisco, CA  94111
               Telephone No.  (415) 954-9581
               Facsimile No.  (415) 693-8850

               Attention:  Corporate Trust Department

               The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

                SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

                SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                SECTION 13.05. Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                SECTION 13.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                SECTION 13.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

                SECTION 13.08. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no Original Issue Discount or interest, if any, shall accrue for the intervening period.

                SECTION 13.09. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                SECTION 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                       IDEC PHARMACEUTICALS CORPORATION


                                       By  /s/ Phillip M. Schneider
                                         ---------------------------------------
                                         Title:  Vice President and
                                         Chief Financial Officer

Attest:


Title:




                                       CHASE MANHATTAN BANK AND TRUST
                                       COMPANY, NATIONAL ASSOCIATION


                                       By  /s/ Cecil Bobey
                                         ---------------------------------------
                                         Title: Assistant Vice President

                                   EXHIBIT A-1

                        [FORM OF FACE OF GLOBAL SECURITY]


FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY IS $662.15, THE ISSUE DATE IS FEBRUARY 16, 1999, THE YIELD TO MATURITY IS 5.5%.

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE

OWNER OF ANY SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

        [THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.]

                        IDEC PHARMACEUTICALS CORPORATION

                     Liquid Yield Option(TM) Note due 2019
                           (Zero Coupon-Subordinated)

No. R-                                         CUSIP:
Issue Date:  February 16, 1999                 Original Issue Discount:  $662.15
Issue Price:  $337.85                                 (for each $1,000 Principal
(for each $1,000 Principal                            Amount at Maturity)
Amount at Maturity)

                IDEC PHARMACEUTICALS CORPORATION, a Delaware corporation, promises to pay to ________ or registered assigns, the Principal Amount at Maturity of __________ Dollars on February 16, 2019.




                                     A-1-2

                This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified an the other side of this Security. This Security is convertible as specified on the other side of this Security.

               Additional provisions of this Security are set forth on the other side of this Security.


Dated:                                 IDEC PHARMACEUTICALS CORPORATION


                                       By
                                          --------------------------------------
                                          Title:

Attest:



Title:


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION


CHASE MANHATTAN BANK
AND TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.


By
   -----------------------------
   Authorized Signatory

Dated:
   -----------------------------



                                     A-1-3

                         [FORM OF REVERSE SIDE OF LYON]

                     Liquid Yield Option(TM) Note Due 2019
                           (Zero Coupon-Subordinated)


1.      Interest.

                This Security shall not bear interest, except as specified in this paragraph or in paragraph 10 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if interest due hereon or any portion of such interest is not paid when due in accordance with paragraph 10 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 5.5% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

                Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 5.5% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

2.      Method of Payment.

                Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.      Paying Agent, Conversion Agent and Registrar.

                Initially, Chase Manhattan Bank and Trust Company, National Association, a national banking association organized under the laws of the United States (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of



                                     A-1-4

New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.      Indenture.

                The Company issued the Securities under an Indenture dated as of February 16, 1999 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                The Securities are general unsecured obligations of the Company limited to $345,000,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.      Redemption at the Option of the Company.

                No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to February 16, 2004.

                The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.



                                     A-1-5

                                                                   (2)
                                                                 Accrued
                                                                Original             (3)
                                                 (1)              Issue          Redemption
                                                LYON            Discount            Price
Redemption Date                              Issue Price         at 5.5%       (1)    +    (2)
---------------                           ----------------      ---------       -------------
February 16, 2004.....................    $    337.85       $    105.29       $    443.14
February 16, 2005.....................         337.85            130.00            467.85
February 16, 2006.....................         337.85            156.09            493.94
February 16, 2007.....................         337.85            183.63            521.48
February 16, 2008.....................         337.85            212.70            550.55
February 16, 2009.....................         337.85            243.40            581.25
February 16, 2010.....................         337.85            275.81            613.66
February 16, 2011.....................         337.85            310.02            647.87
February 16, 2012.....................         337.85            346.15            684.00
February 16, 2013.....................         337.85            384.28            722.13
February 16, 2014.....................         337.85            424.55            762.40
February 16, 2015.....................         337.85            467.06            804.91
February 16, 2016.....................         337.85            511.93            849.78
February 16, 2017.....................         337.85            559.32            897.17
February 16, 2018.....................         337.85            609.34            947.19
At Stated Maturity....................         337.85            662.15          1,000.00

                If converted to a semiannual coupon note following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion through the Redemption Date; but in no event will this Security be redeemable before February 16, 2004.

6.      Purchase by the Company at the Option of the Holder.

                Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

        Purchase Date                              Purchase Price
        -------------                              --------------
        February 16, 2004                                $443.14
        February 16, 2009                                $581.25



                                     A-1-6

        Purchase Date                              Purchase Price
        -------------                              --------------
        February 16, 2014                                $762.40


                The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

                If prior to a Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date.

                At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder 35 Business Days after the occurrence of a Change in Control of the Company occurring on or prior to February 16, 2004 for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. If prior to a Change in Control Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Change in Control Purchase Date.

                Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount ceases to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Security).

7.      Notice of Redemption.

                Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date Original Issue Discount



                                     A-1-7
ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

8.      Conversion.

                Subject to the next two succeeding sentences, a Holder of a Security may convert it into Common Stock of the Company at any time before the close of business on February 16, 2019. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

                The initial Conversion Rate is 6.734 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

                In the event the Company exercises its option pursuant to
Section 10.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Securities to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

                To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

                A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion in $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided for in paragraph 10 hereof) attributable to the period from the Issue Date (or, it the Company has exercised the option referred to in paragraph 10 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the




                                     A-1-8

Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 10 hereof) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

                The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Quoted Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

                If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.      Conversion Arrangement on Call for Redemption.

                Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

10.     Tax Event.

                (a) From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 5.5% per annum on a principal amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on February 16 and August 16 of each





                                     A-1-9
year (each an "Interest Payment Date") to holders of record at the close of business on February 1 or August 1 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

                (b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

                (c) Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 10.02(b) of the Indenture.

11.     Denominations; Transfer; Exchange.

                The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

12.     Persons Deemed Owners.

                The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.     Unclaimed Money or Securities.

                The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years after deposit of such money or securities with the Trustee or the Paying Agent, subject to applicable unclaimed property law. After return to the



                                     A-1-10

Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.     Amendment; Waiver.

                Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 or Section 11.14 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Securityholder, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or to add to the covenants or obligations of the Company under the Indenture or surrender any right, power or option conferred by the Indenture on the Company.

15.     Defaults and Remedies.

                Under the Indenture, Events of Default include (i) if the Securities have been converted to semiannual coupon notes following a Tax Event, default in the payment of interest which default continues for a period of 30 days; (ii) default in payment of the Principal Amount at Maturity (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) default (after expiration of any applicable grace periods) under any bond, debenture, note or other evidence of indebtedness for money borrowed of the Company having an aggregate outstanding principal amount of in excess of the greater of (a) $10 million or (b) 5% of Consolidated Net Assets which default shall have resulted in such indebtedness being accelerated, without such indebtedness being discharged or such acceleration having been cured, waived, rescinded or annulled within 15 days after receipt by the Company of a Notice of Default; provided, however, that if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; (v) certain events of bankruptcy or insolvency; and (vi) failure by the Company to deliver shares of Common Stock or cash in lieu thereof (together with cash in lieu of fractional shares) when such Common Stock or cash (or cash in lieu of fractional shares) is required to be delivered following conversion of a Security and continuance of such Default for 10 days. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time



                                     A-1-11
outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

                Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

16.     Subordination.

                The Securities are subordinated to all existing and future Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Indenture does not limit the present or future amount of Senior Indebtedness the Company may have. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

17.     Trustee Dealings with the Company.

                Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.     No Recourse Against Others.

                A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.     Authentication.

                This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

20.     Abbreviations.



                                     A-1-12

                Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.     GOVERNING LAW.

                THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                 ---------------

                The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

               IDEC Pharmaceuticals Corporation
               11011 Torreyana Road
               San Diego, California  92121
               Attention:  Chief Financial Officer




                                     A-1-13

          ASSIGNMENT FORM                        CONVERSION NOTICE

To assign this Security, fill in        To convert this Security into
the form below:                         Common Stock of the Company, check
                                        the box:
I or we assign and transfer this
Security to

-----------------------------------
                                        To convert only part of this
                                        Security, state the Principal
-----------------------------------     Amount at Maturity to be converted
                                        (which must be $1,000 or an
                                        integral multiple of $1,000):
      (Insert assignee's soc.
        sec. or tax ID no.)

-----------------------------------
                                        If you want the stock certificate
                                        made out in another person's name,
-----------------------------------     fill in the form below:


-----------------------------------            (Insert other person's
                                              soc. sec. or tax ID no.)

-----------------------------------     -----------------------------------
  (Print or type assignee's name,
       address and zip code)
                                        -----------------------------------

and irrevocably appoint _________
agent to transfer this Security on      -----------------------------------
the books of the Company. The agent
may substitute another to act for
him.                                    -----------------------------------
                                        (Print or type other person's name,
                                        address and zip code)



________________________________________________________________________________


Date:__________________________ Your Signature:_________________________________


________________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)



                                     A-1-14

                                   EXHIBIT A-2

                         [Form of Certificated Security]


FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY IS $662.15, THE ISSUE DATE IS FEBRUARY 16, 1999, THE YIELD TO MATURITY IS 5.5%.

                IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOLLOWING RESTRICTIONS.

                THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF ANY SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,




                                     A-2-3

(D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER, PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                [THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.]

                        IDEC PHARMACEUTICALS CORPORATION

                     Liquid Yield Option(TM) Note due 2019
                           (Zero Coupon-Subordinated)


No. R-                                      CUSIP:
Issue Date:  February 16, 1999              Original Issue Discount:  $662.15
Issue Price:  $337.85                       (for each $1,000 Principal Amount at
(for each $1,000 Principal Amount           Maturity)
at Maturity)

                IDEC PHARMACEUTICALS CORPORATION, a Delaware corporation, promises to pay to ________ or registered assigns, the Principal Amount at Maturity of ________ Dollars on February 16, 2019.

                This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.




                                     A-2-3

                Additional provisions of this Security are set forth on the other side of this Security.

Dated:                                 IDEC PHARMACEUTICALS CORPORATION



                                       By
                                          --------------------------------------
                                          Title:

Attest:



Title:


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

CHASE MANHATTAN BANK
AND TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Securities referred to in the within-mentioned
Indenture.


By
   --------------------------------
   Authorized Signatory

Dated:
       ----------------------------




                                     A-2-4

                         [FORM OF REVERSE SIDE OF LYON]

                     Liquid Yield Option(TM) Note Due 2019
                           (Zero Coupon-Subordinated)


1.      Interest.

                This Security shall not bear interest, except as specified in this paragraph or in paragraph 10 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if interest due hereon or any portion of such interest is not paid when due in accordance with paragraph 10 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 5.5% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

                Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 5.5% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

2.      Method of Payment.

                Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.      Paying Agent; Conversion Agent and Registrar.

                Initially, Chase Manhattan Bank and Trust Company, National Association, a national banking association organized under the laws of the United States (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of





                                     A-2-5

New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.      Indenture.

                The Company issued the Securities under an Indenture dated as of February 16, 1999 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms , and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                The Securities are general unsecured obligations of the Company limited to $345,000,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.      Redemption at the Option of the Company.

                No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to February 16, 2004.

                The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.




                                     A-2-6

                                                                   (2)
                                                                 Accrued
                                                                Original             (3)
                                                 (1)              Issue          Redemption
                                                LYON            Discount            Price
Redemption Date                              Issue Price         at 5.5%       (1)    +    (2)
---------------                           ----------------      ---------      ----------------
February 16, 2004.....................    $    337.85       $    105.29       $    443.14
February 16, 2005.....................         337.85            130.00            467.85
February 16, 2006.....................         337.85            156.09            493.94
February 16, 2007.....................         337.85            183.63            521.48
February 16, 2008.....................         337.85            212.70            550.55
February 16, 2009.....................         337.85            243.40            581.25
February 16, 2010.....................         337.85            275.81            613.66
February 16, 2011.....................         337.85            310.02            647.87
February 16, 2012.....................         337.85            346.15            684.00
February 16, 2013.....................         337.85            384.28            722.13
February 16, 2014.....................         337.85            424.55            762.40
February 16, 2015.....................         337.85            467.06            804.91
February 16, 2016.....................         337.85            511.93            849.78
February 16, 2017.....................         337.85            559.32            897.17
February 16, 2018.....................         337.85            609.34            947.19
At Stated Maturity....................         337.85            662.15         $1,000.00

                If converted to a semiannual coupon note following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion through the Redemption Date; but in no event will this Security be redeemable before February 16, 2004.

6.      Purchase by the Company at the Option of the Holder.

                Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

        Purchase Date                              Purchase Price
        -------------                              --------------
        February 16, 2004                             $443.14
        February 16, 2009                             $581.25





                                      A-2-7

        Purchase Date                              Purchase Price
        -------------                              --------------
        February 16, 2014                                $762.40

                The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

                If prior to a Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date.

                At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder 35 Business Days after the occurrence of a Change in Control of the Company occurring on or prior to February 16, 2004 for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. If prior to a Change in Control Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Change in Control Purchase Date.

                Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount ceases to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Security).

7.      Notice of Redemption.

                Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date original issue Discount ceases




                                     A-2-8
to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

8.      Conversion.

                Subject to the next two succeeding sentences, a Holder of a Security may convert it into Common Stock of the Company at any time before the close of business on February 16, 2019. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. A security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

                The initial Conversion Rate is 6.734 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

                In the event the Company exercises its option pursuant to
Section 10.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Securities to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

                To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

                A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion in $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided for in paragraph 10 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 10 hereof, the later of




                                     A-2-9

(x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 10 hereof) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

                The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Quoted Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

                If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.      Conversion Arrangement on Call for Redemption.

                Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

10.     Tax Event.

                (a) From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 5.5% per annum on a principal amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the




                                     A-2-10

Option Exercise Date and shall be payable semiannually on February 16 and August 16 of each year (each an "Interest Payment Date") to holders of record at the close of business on February 1 or August 1 (each a "Regular Record Date") immediately preceding such interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

                (b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

                (c) Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 10.02(b) of the Indenture.

11.     Denominations; Transfer; Exchange.

                The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

12.     Persons Deemed Owners.

                The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.     Unclaimed Money or Securities.

                The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years after deposit of such money or securities with the




                                     A-2-11

Trustee or the Paying Agent, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designate another person.

14.     Amendment; Waiver.

                Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 or Section 11.14 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Securityholder, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or to add to the covenants or obligations of the Company under the Indenture or surrender any right, power or option conferred by the Indenture on the Company.

15.     Defaults and Remedies.

                Under the Indenture, Events of Default include (i) if the Securities have been converted to semiannual coupon notes following a Tax Event, default in the payment of interest which default continues for a period of 30 days; (ii) default in payment of the Principal Amount at Maturity (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) default (after expiration of any applicable grace periods) under any bond, debenture, note or other evidence of indebtedness for money borrowed of the Company having an aggregate outstanding principal amount of in excess of the greater of (a) $10 million or (b) 5% of Consolidated Net Assets, which default shall have resulted in such indebtedness being accelerated, without such indebtedness being discharged or such acceleration having been cured, waived, rescinded or annulled within 15 days after receipt by the Company of Notice of Default; provided, however, that if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; (v) certain events of bankruptcy or insolvency; and (vi) failure by the Company to deliver shares of Common Stock or cash in lieu thereof (together with cash in lieu of fractional shares) unless such Common Stock or cash (or cash in lieu of fractional shares) is required to be delivered following conversion of a Security and continuance of such Default for 10 days. If an Event of Default occurs and is continuing, the Trustee, or the





                                     A-2-13

Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

                Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

16.     Subordination.

                The Securities are subordinated to all existing and future Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Indenture does not limit the present or future amount of Senior Indebtedness the Company may have. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

17.     Trustee Dealings with the Company.

                Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.     No Recourse Against Others.

                A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.     Authentication.

                This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.




                                     A-2-13

20.     Abbreviations.

                Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.     GOVERNING LAW.

                THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                 ---------------

                The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

               IDEC Pharmaceuticals Corporation
               11011 Torreyama Road
               San Diego, California  92121
               Attention:  Chief Financial Officer



                                     A-2-14

          ASSIGNMENT FORM                        CONVERSION NOTICE

To assign this Security, fill in        To convert this Security into
the form below:                         Common Stock of the Company, check
                                        the box:
I or we assign and transfer this
Security to

-----------------------------------
                                        To convert only part of this
                                        Security, state the Principal
-----------------------------------     Amount at Maturity to be converted
                                        (which must be $1,000 or an
                                        integral multiple of $1,000):
      (Insert assignee's soc.
        sec. or tax ID no.)

-----------------------------------
                                        If you want the stock certificate
                                        made out in another person's name,
-----------------------------------     fill in the form below:


-----------------------------------            (Insert other person's
                                              soc. sec. or tax ID no.)

-----------------------------------     -----------------------------------
  (Print or type assignee's name,
       address and zip code)
                                        -----------------------------------

and irrevocably appoint _________
agent to transfer this Security on      -----------------------------------
the books of the Company. The agent
may substitute another to act for
him.                                    -----------------------------------
                                        (Print or type other person's name,
                                        address and zip code)



________________________________________________________________________________


Date:__________________________ Your Signature:_________________________________


________________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)



                                     A-2-15

                                   EXHIBIT B-1

                              TRANSFER CERTIFICATE

                In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $_______ Principal Amount at Maturity of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

        [ ] The transfer of the Surrendered Securities complies with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"); or

        [ ] The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

        [ ] The transfer of the Surrendered Securities is to an institutional accredited investor, as described in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

        [ ] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

        [ ]     The transferee is an Affiliate of the Company.


DATE:
      -----------------------------


                                       Signature(s)

           (If the registered owner is a corporation, partnership or
             fiduciary, the title of the Person signing on behalf of
                     such registered owner must be stated.)

                                   EXHIBIT B-2

             Form of Letter to be Delivered by Accredited Investors


IDEC Pharmaceuticals Corporation
3030 Callan Road
San Diego, California  92121

Chase Manhattan Bank
and Trust Company, National Association
101 California Street
Suite 2725
San Francisco, CA  94111

Dear Sirs:

                We are delivering this letter in connection with the proposed transfer of $_________ Principal Amount at Maturity of the Liquid Yield Option Notes due 2019 ("LYONs") of IDEC Pharmaceuticals Corporation (the "Company"), which are convertible into shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock").

                We hereby confirm that:

                (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

                (ii) (A) the purchase of LYONs by us is for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring LYONs as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

                (iii) in the event that we purchase any LYONs, we will acquire LYONs having a minimum principal amount at maturity of not less than $250,000 for our own account or for any separate account for which we are acting;

                (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing LYONs.

                (v) we are not acquiring LYONs with a view to distribution thereof or with any present intention of offering or selling LYONs or the shares of Common Stock issuable upon conversion thereof, except as permitted below; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase LYONs.

                We understand that the LYONs are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the LYONs and the shares of Common Stock (the "Securities") issuable upon conversion thereof have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any LYONs, that if in the future we decide to resell or otherwise transfer such Securities prior to the date (the "Resale Restriction Termination Date") which is two years after the later of the original issuance hereof and the last date on which the Company or an affiliate of the Company was the owner of the Security, such Securities may be resold or otherwise transferred only (i) to IDEC Pharmaceuticals Corporation or any subsidiary thereof, or (ii) for as long as the LYONs are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A, or (iii) to an Institutional Accredited Investor that is acquiring the Security for its own account, or for the account of such Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (iv) pursuant to another available exemption from registration under the Securities Act (if applicable), or (v) pursuant to a registration statement which has been declared effective under the Securities Act and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Securities. We further agree to provide any person purchasing any of the Securities other than pursuant to clause (v) above from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the trustee or the transfer agent, as the case may be, for the Securities will not be required to accept for registration of transfer any Securities pursuant to (iii) or (iv) above except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that any Securities will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph other than certificates representing Securities transferred pursuant to clause (v) above.




                                     B-2-2

                We acknowledge that the Company, others and you will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.



                                       (Name of Purchaser)

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Address:



                                     B-2-3